UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Extended Systems Incorporated

(Name of Registrant as Specified In Its Charter)

Sybase, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Sybase Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Extended Systems, Inc.
Commission File No.: 000-23597
The following letter was first distributed by Sybase, Inc. on September 22, 2005 to certain customers of Extended Systems Incorporated in connection with the merger and other transactions contemplated by the Agreement and Plan of Merger, dated July 28, 2005, by and among Sybase, Inc., Ernst Acquisition Corporation and Extended Systems Incorporated.
Dear Customer:
Sybase is eagerly anticipating the close of our acquisition of Extended Systems, and the integration of the company into our iAnywhere Solutions subsidiary. As we approach the expected closing in the fourth quarter of calendar 2005, we will provide you with more information about how this affects Extended Systems’ customers and partners. However, I wanted to take a moment to share some thoughts on this exciting combination.
We believe that bringing together our two companies is the way to provide current and future customers with the very best overall technology solution. iAnywhere and Extended Systems have built solid businesses by listening to their customers and making changes that address customers’ evolving requirements. Combining these two companies will give us the opportunity to continue that progression by putting together the strengths of our products and the expertise of our people. We strongly believe you will benefit tremendously from this combination.
We are very excited about the expanded product portfolio that this acquisition represents. iAnywhere is committed to supporting and protecting the significant investments you have made. We are looking forward to working with you to provide our award-winning support and the industry’s leading, most comprehensive mobile and embedded software solutions available.
Thanks very much for your patience and loyalty during this transition. We are eager to answer any questions that you may have. Should you have any concerns or feedback, please contact your account manager or send an email to esimergerquestions@ianywhere.com.
Sincerely,
Terry Stepien
President
iAnywhere Solutions, Inc.,
a subsidiary of Sybase
In connection with the merger, Extended Systems has filed a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF EXTENDED SYSTEMS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents by contacting Investor Relations, Extended Systems, 5777 North Meeker Avenue, Boise, Idaho 83713 (Telephone: 800-235-7576 ext. 6276). In addition, documents filed with the SEC by Extended Systems are available free of charge at the SEC’s web site at http://www.sec.gov.
Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Extended Systems in connection with the transaction, and their interests in the solicitation, are set forth in the proxy statement that was filed by Extended Systems with the SEC.